Exhibit 99.1
Lennox International Reports Solid Fourth Quarter and Strong Full Year Results; Reaffirms 2008 Guidance
•	4Q07 adjusted earnings per share of $0.55, 4Q07 GAAP earnings per share of $0.59, up 20% and 2%, respectively

•	Full year adjusted earnings per share of $2.50, GAAP earnings per share of $2.43, up 15% and 8%, respectively

•	Full year free cash flow of $170 million, up 35% over 2006; 2007 cash from operations of $238 million

•	Reaffirms 2008 guidance
DALLAS, February 6 — Lennox International Inc. (NYSE: LII) today reported solid fourth quarter and strong full year results.
For the fourth quarter, revenue was $887 million, up 1% over the prior year, with foreign exchange contributing 4% to growth. Diluted earnings per share on an adjusted basis, a non-GAAP measure, were $0.55 compared to $0.46 in the year ago quarter, growth of 20%. Diluted earnings per share on a GAAP basis grew 2% to $0.59 compared to $0.58 in the year ago quarter.
For the full year, revenue was $3.7 billion, up 1% over the prior year, with foreign exchange contributing 2% to growth. Diluted earnings per share on an adjusted basis, a non-GAAP measure, were $2.50 compared to $2.18 in the prior year, growth of 15%. Diluted earnings per share on a GAAP basis were $2.43 compared to $2.26 in the prior year, growth of 8%.
“Lennox International had a solid fourth quarter and strong results for the year,” said Todd Bluedorn, chief executive officer. “Three of our four businesses — Commercial, Service Experts, and Refrigeration — had outstanding performance, with profit growth in the double-digits and margin expansion. In the face of a tough market, our residential business took aggressive cost reduction actions and ended the year with solid results.
“We reaffirm our 2008 outlook provided in December of adjusted earnings per share in the range of $2.85 to $3.00 and GAAP earnings per share in the range of $2.73 to $2.88. While the residential market will be soft entering 2008, we will continue our focus on the cost side of the equation and execute on our strategic priorities.”
(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)

FOURTH QUARTER 2007 FINANCIAL HIGHLIGHTS
Revenue: Revenue for the fourth quarter was $887 million, up 1% over the prior year.
Gross Profit: Adjusted gross profit in the fourth quarter was $248 million, up 11% from $224 million in the year ago quarter. Adjusted gross profit margin increased to 28% compared to 26% in the year ago quarter, primarily due to price increases and lower operating and manufacturing costs. Gross profit on a GAAP basis, which includes the gain for the warranty program adjustment, was $265 million compared to $224 million in a year ago quarter.
Net Income: For the fourth quarter, adjusted net income was $36 million, or $0.55 diluted earnings per share, compared to $33 million, or $0.46 diluted earnings per share in the fourth quarter of 2006. On a GAAP basis, fourth quarter 2007 net income was $39 million, or $0.59 diluted earnings per share. Fourth quarter 2006 GAAP net income was $41 million, with diluted earnings per share of $0.58.
Adjusted net income results for the fourth quarter of 2007 exclude a net after tax gain of $3 million, which is derived from:
•	$7 million charge from restructuring activities in Refrigeration, Hearth Products, and corporate

•	$1 million charge primarily from the net change in unrealized losses on open futures contracts

•	$11 million gain for the Pulse furnace warranty program adjustment
FULL YEAR 2007 FINANCIAL HIGHLIGHTS
Revenue: For the full year, revenue was $3.7 billion, up 1% over the prior year, with foreign exchange contributing 2% to sales growth.
Gross Profit: Adjusted gross profit for the year was $1.0 billion, up 8% from $960 million in the year ago quarter. Adjusted gross profit margin increased to 28% compared to 26% for the year ago primarily due to price increases and lower operating and manufacturing costs. Gross profit for the year on a GAAP basis, which includes the gain for the warranty program adjustment, was $1.1 billion, compared to $960 million in 2006.
Net Income: Adjusted net income for the full year was $174 million, or $2.50 diluted earnings per share, compared to $160 million, or $2.18 diluted earnings per share in 2006. On a GAAP basis, net income was $169 million, or $2.43 diluted earnings per share, compared to $166 million, or $2.26 diluted earnings per share in 2006.

Adjusted net income results for 2007 exclude net after tax charges of $5 million, which are derived from:
•	$16 million charges from restructuring activities in Refrigeration, Residential Heating and Cooling, and corporate

•	$3 million charge primarily from the net change in unrealized losses on open futures contracts

•	$11 million gain for the Pulse furnace warranty program adjustment

•	$3 million gain due to change in an estimated tax gain
Free Cash Flow and Total Debt: Cash generated from operations for the year was $238 million and the company invested $68 million in capital assets, resulting in free cash flow of $170 million versus $126 million in 2006. Total debt as of December 31, 2007 was $208 million.
During 2007, the company returned $282 million to shareholders through share repurchases of $247 million and dividend payments of $35 million. The company repurchased 7,136,987 shares during 2007 of which 5,878,987 shares were repurchased under the 2007 Share Repurchase Program announced in July, representing 40.7% of the $500 million authorization. The company is on track to complete the share repurchase plan by third quarter 2008.
BUSINESS SEGMENT FINANCIAL HIGHLIGHTS
Residential Heating and Cooling
•	4Q07 revenue of $354 million, down 11% from $397 million in the year ago quarter

•	4Q07 segment profit of $31 million, down 27% from $43 million in 4Q06

•	4Q07 segment profit margin of 9% versus 11% in 4Q06

•	2007 revenue of $1.7 billion, down 10% from $1.9 billion in 2006

•	2007 segment profit of $174 million, down 18% from $212 million in 2006

•	2007 profit margin of 10% versus 11% in 2006
Fourth quarter and full year results were impacted by lower volume and partially offset by price increases, favorable product mix, and lower expenses due to cost reduction activity.
Commercial Heating and Cooling
•	4Q07 revenue of $224 million, up 14% from $197 million in year ago quarter

•	4Q07 segment profit of $24 million, up 26% from $19 million in 4Q06

•	4Q07 segment profit margin of 11% versus 10% in 4Q06

•	2007 revenue of $875 million, up 16% from $751 million in 2006

•	2007 segment profit of $101 million, up 39% from $73 million in 2006

•	2007 profit margin of 12% versus 10% in 2006

Fourth quarter and full year segment profit improvement were primarily driven by price increases, favorable product mix and foreign exchange gains.
Service Experts
•	4Q07 revenue of $169 million, up 5% from $161 million in the year ago quarter

•	4Q07 segment profit of $7 million, down 14% from $8 million in 4Q06

•	4Q07 segment profit margin of 4% versus 5% in 4Q06

•	2007 revenue of $681 million, up 4% from $654 million in 2006

•	2007 segment profit of $25 million, up 38% from $18 million in 2006

•	2007 profit margin of 4% versus 3% in 2006
The improvement in revenue and segment profit was primarily driven by a shift in product mix to higher margin service and replacement, geographic mix, and cost-reduction efforts.
Refrigeration
•	4Q07 revenue of $158 million, up 17% from $135 million in the year ago quarter

•	4Q07 segment profit of $15 million, up 27% from $12 million in 4Q06

•	4Q07 segment profit margin of 9%, an 80 bps improvement over 4Q06

•	2007 revenue of $608 million, up 15% from $530 million in 2006

•	2007 segment profit of $62 million, up 18% from $52 million in 2006

•	2007 profit margin of 10%, a 30 bps improvement over last year
The year over year improvement in financial results for the quarter and full year was due to favorable international market conditions, pricing, and cost reduction initiatives.
2008 FULL YEAR OUTLOOK
The company reaffirmed its 2008 outlook originally provided on December 12th, 2007.
•	Total company revenue growth of approximately 2 to 5%

•	Adjusted earnings per share in the range of $2.85 to $3.00 (excludes $0.12 per share of restructuring charges)

•	GAAP earnings per share in the range of $2.73 to $2.88

•	Capital expenditures of approximately $90 million

•	Tax rate of 36 to 37%

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s fourth quarter results will be held this morning at 9:30 a.m. (Central). To listen, please call the conference call line at 612-332-0806 ten minutes prior to the scheduled start time and use reservation number 907885. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
If you are unable to participate in this conference call, a replay will be available from 12:00 p.m. (Central) February 6, 2008 through February 13, 2008 by dialing 800-475-6701 (USA) or 320-365-3844 (International) using access code 907885. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Karen Fugate, vice president, investor relations, at 972-497-6670.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Years Ended December 31, 2007 and 2006
(In millions, except per share data)

	For the		For the
	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
NET SALES	$886.6	$873.7	$3,749.7	$3,715.4
COST OF GOODS SOLD	621.3	649.9	2,697.1	2,755.4

Gross profit	265.3	223.8	1,052.6	960.0
OPERATING EXPENSES:
Selling, general and administrative expenses	196.1	188.1	778.7	778.0
(Gains), losses and other expenses, net	(1.3)	0.8	(6.4)	(46.6)
Restructuring charges	11.0	0.1	25.2	13.3
Equity in earnings of unconsolidated affiliates	(1.7)	(0.5)	(10.6)	(8.0)

Operational income	61.2	35.3	265.7	223.3
INTEREST EXPENSE, net	2.0	0.8	6.8	4.4
OTHER EXPENSE (INCOME), net	0.5	0.4	0.7	0.5

Income before income taxes	58.7	34.1	258.2	218.4
PROVISION FOR INCOME TAXES	19.9	(7.0)	89.2	52.4

Net income	$38.8	$41.1	$169.0	$166.0

NET INCOME PER SHARE:
Basic	$0.61	$0.61	$2.55	$2.37
Diluted	$0.59	$0.58	$2.43	$2.26

AVERAGE SHARES OUTSTANDING:
Basic	63.4	67.4	66.4	69.9
Diluted	66.3	71.1	69.4	73.5

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.13	$0.53	$0.46

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Years Ended December 31, 2007 and 2006
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Sales
Residential Heating & Cooling	$354.1	$397.1	$1,669.6	$1,861.2
Commercial Heating & Cooling	224.4	197.1	875.0	751.2
Service Experts	169.5	161.3	681.5	654.1
Refrigeration	157.6	135.2	607.7	529.9
Eliminations (A)	(19.0)	(17.0)	(84.1)	(81.0)

	$886.6	$873.7	$3,749.7	$3,715.4

Segment Profit (Loss) (B)
Residential Heating & Cooling	$31.2	$43.0	$174.4	$211.6
Commercial Heating & Cooling	24.4	19.4	101.0	72.6
Service Experts	6.8	7.9	25.2	18.2
Refrigeration	14.9	11.7	61.5	51.9
Corporate and other	(20.9)	(31.7)	(85.0)	(98.2)
Eliminations (A)	0.8	0.5	0.6	0.8

Subtotal that includes segment profit and eliminations	57.2	50.8	277.7	256.9
Reconciliation to income before income taxes:
Warranty program adjustment	(16.9)	—	(16.9)	—
(Gains), losses and other expenses, net	(1.3)	0.8	(6.4)	(46.6)
Restructuring charges	11.0	0.1	25.2	13.3
Interest expense, net	2.0	0.8	6.8	4.4
Other expense (income), net	0.5	0.4	0.7	0.5
Less: Realized gains on settled futures contracts not designated as cash flow hedges and the ineffective portion of settled cash flow hedges (C)	0.7	13.7	3.9	66.0
Less: Foreign currency exchange gains (losses) (C)	2.5	0.9	6.2	0.9

	$58.7	$34.1	$258.2	$218.4

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations excluding unusual and nonrecurring items; (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other expense (income), net; less (plus) realized gains (losses) on settled futures contracts not designated as cash flow hedges and the ineffective portion of settled cash flow hedges; and less (plus) foreign currency exchange gains (losses). For the three months and year ended December 31, 2007, the Company excluded a $16.9 million reduction in warranty expenses related to a one-time change in its Residential Heating & Cooling segment’s warranty program.

(C)	Realized gains (losses) on settled futures contracts not designated as cash flow hedges, the ineffective portion of settled cash flow hedges and foreign currency gains (losses) are components of (Gains), Losses and Other Expenses, net in the accompanying Consolidated Statements of Operations.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and December 31, 2006
(In millions, except share and per share data)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$145.5	$144.3
Short-term investments	27.7	—
Accounts and notes receivable, net	492.5	502.6
Inventories, net	325.7	305.5
Deferred income taxes	30.9	22.2
Other assets	48.4	43.8

Total current assets	1,070.7	1,018.4
PROPERTY, PLANT AND EQUIPMENT, net	317.9	288.2
GOODWILL, net	262.8	239.8
DEFERRED INCOME TAXES	94.0	104.3
OTHER ASSETS	69.2	69.1

TOTAL ASSETS	$1,814.6	$1,719.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$4.8	$1.0
Current maturities of long-term debt	36.4	11.4
Accounts payable	289.8	278.6
Accrued expenses	352.1	326.3
Income taxes payable	1.1	33.8

Total current liabilities	684.2	651.1
LONG-TERM DEBT	166.7	96.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	16.2	12.9
PENSIONS	34.8	49.6
OTHER LIABILITIES	104.2	105.0

Total liabilities	1,006.1	915.4

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 81,897,439 shares and 76,974,791 shares issued for 2007 and 2006, respectively	0.8	0.8
Additional paid-in capital	760.7	706.6
Retained earnings	447.4	312.5
Accumulated other comprehensive income (loss)	63.6	(5.1)
Treasury stock, at cost, 19,844,677 shares and 9,818,904 shares for 2007 and 2006, respectively	(464.0)	(210.4)

Total stockholders’ equity	808.5	804.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,814.6	$1,719.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Net Income to Adjusted Net Income

	For the Three Months Ended December 31, 2007
		Net Change
		in
		Unrealized
		Losses on
		Open
		Futures
		Contracts		Warranty
	As	and Other	Restructuring	Program	As
	Reported	Items, Net	Charges	Adjustment	Adjusted
NET SALES	$886.6	$—	$—	$—	$886.6
COST OF GOODS SOLD	621.3	—	—	16.9	638.2

Gross profit (loss)	265.3	—	—	(16.9)	248.4
OPERATING EXPENSES:
Selling, general and administrative expenses	196.1	—	—	—	196.1
(Gains), losses and other expenses, net[1]	(1.3)	(1.9)	—	—	(3.2)
Restructuring charges	11.0	—	(11.0)	—	—
Equity in earnings of unconsolidated affiliates	(1.7)	—	—	—	(1.7)

Operational income (loss)	61.2	1.9	11.0	(16.9)	57.2
INTEREST EXPENSE, net	2.0	—	—	—	2.0
OTHER EXPENSE, net	0.5	—	—	—	0.5

Income (loss) before income taxes	58.7	1.9	11.0	(16.9)	54.7
PROVISION FOR (BENEFIT FROM) INCOME TAXES	19.9	0.8	4.1	(6.4)	18.4

Net income (loss)	$38.8	$1.1	$6.9	$(10.5)	$36.3

NET INCOME (LOSS) PER SHARE — DILUTED	$0.59	$0.02	$0.10	$(0.16)	$0.55

Note: Management uses adjusted net income, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net, restructuring charges, unusual and nonrecurring items and certain income tax items. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.
1(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	December 31, 2007
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(0.7)	$0.2	$(0.5)
Net change in unrealized losses on open futures contracts	2.2	(0.8)	1.4
Foreign currency exchange gain	(2.5)	0.7	(1.8)
Other items, net	(0.3)	—	(0.3)

(Gains), losses and other expenses, net	$(1.3)	$0.1	$(1.2)

	For the Three Months Ended December 31, 2006
		Net Change in
		Unrealized
		Losses on
		Open Futures
		Contracts and
	As	Other Items,	Restructuring	Income Tax	As
	Reported	Net	Charges	Items[3]	Adjusted
NET SALES	$873.7	$—	$—	$—	$873.7
COST OF GOODS SOLD	649.9	—	—	—	649.9

Gross profit	223.8	—	—	—	223.8
OPERATING EXPENSES:
Selling, general and administrative expenses	188.1	—	—	—	188.1
(Gains), losses and other expenses, net[2]	0.8	(15.4)	—	—	(14.6)
Restructuring charges	0.1	—	(0.1)	—	—
Equity in earnings of unconsolidated affiliates	(0.5)	—	—	—	(0.5)

Operational income	35.3	15.4	0.1	—	50.8
INTEREST EXPENSE, net	0.8	—	—	—	0.8
OTHER EXPENSE, net	0.4	—	—	—	0.4

Income before income taxes	34.1	15.4	0.1	—	49.6
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(7.0)	5.8	0.1	18.1	17.0

Net income (loss)	$41.1	$9.6	$—	$(18.1)	$32.6

NET INCOME (LOSS) PER SHARE — DILUTED	$0.58	$0.14	$—	$(0.26)	$0.46

2(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	December 31, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(13.7)	$5.2	$(8.5)
Net change in unrealized losses on open futures contracts	15.6	(5.8)	9.8
Foreign currency exchange gain	(0.9)	0.3	(0.6)
Other items, net	(0.2)	—	(0.2)

(Gains), losses and other expenses, net	$0.8	$(0.3)	$0.5

3Income tax items include the following:

For the Three Months Ended
December 31, 2006
Revaluation of deferred tax asset valuation allowances	$(3.8)
Release of income tax reserves related to prior years, net (excluding interest)	(14.3)

Income tax items	$(18.1)

	For the Year Ended December 31, 2007
		Net Change in
		Unrealized
		Losses on		Warranty
		Open Futures		Program
		Contracts and		Adjustment
	As	Other Items,	Restructuring	and Income	As
	Reported	Net	Charges	Tax Items[5]	Adjusted
NET SALES	$3,749.7	$—	$—	$—	$3,749.7
COST OF GOODS SOLD	2,697.1	—	—	16.9	2,714.0

Gross profit (loss)	1,052.6	—	—	(16.9)	1,035.7
OPERATING EXPENSES: Selling, general and administrative expenses	778.7	—	—	—	778.7
(Gains), losses and other expenses, net[4]	(6.4)	(3.7)	—	—	(10.1)
Restructuring charges	25.2	—	(25.2)	—	—
Equity in earnings of unconsolidated affiliates	(10.6)	—	—	—	(10.6)

Operational income (loss)	265.7	3.7	25.2	(16.9)	277.7
INTEREST EXPENSE, net	6.8	—	—	—	6.8
OTHER EXPENSE, net	0.7	—	—	—	0.7

Income (loss) before income taxes	258.2	3.7	25.2	(16.9)	270.2
PROVISION FOR (BENEFIT FROM) INCOME TAXES	89.2	1.2	9.4	(3.2)	96.6

Net income (loss)	$169.0	$2.5	$15.8	$(13.7)	$173.6

NET INCOME (LOSS) PER SHARE — DILUTED	$2.43	$0.04	$0.23	$(0.20)	$2.50

4(Gains), losses and other expenses, net include the following:

	For the Year Ended December 31, 2007
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(3.9)	$1.3	$(2.6)
Net change in unrealized losses on open futures contracts	3.3	(1.2)	2.1
Foreign currency exchange gain	(6.2)	2.1	(4.1)
Other items, net	0.4	—	0.4

(Gains), losses and other expenses, net	$(6.4)	$2.2	$(4.2)

[5]Warranty program adjustment and income tax items include the following:

	For the Year Ended December 31, 2007
	Pre-tax	Tax (Benefit)	After-tax
	Gain	Provision	Gain
Warranty program adjustment	$(16.9)	$6.4	$(10.5)
Change in estimated tax gain from prior year	—	(3.2)	(3.2)

(Gains), losses and other expenses, net	$(16.9)	$3.2	$(13.7)

	For the Year Ended December 31, 2006
		Net Change in
		Unrealized
		Losses on
		Open Futures
		Contracts and
		Other Items,	Restructuring	Income Tax	As
	As Reported	Net	Charges	Items[7]	Adjusted
NET SALES	$3,715.4	$—	$—	$—	$3,715.4
COST OF GOODS SOLD	2,755.4	—	—	—	2,755.4

Gross profit	960.0	—	—	—	960.0
OPERATING EXPENSES:
Selling, general and administrative expenses	778.0	—	—	—	778.0
(Gains), losses and other expenses, net[6]	(46.6)	(20.3)	—	—	(66.9)
Restructuring charges	13.3	—	(13.3)	—	—
Equity in earnings of unconsolidated affiliates	(8.0)	—	—	—	(8.0)

Operational income	223.3	20.3	13.3	—	256.9
INTEREST EXPENSE, net	4.4	—	—	—	4.4
OTHER EXPENSE, net	0.5	—	—	—	0.5

Income before income taxes	218.4	20.3	13.3	—	252.0
PROVISION FOR INCOME TAXES	52.4	7.5	4.8	27.0	91.7

Net income (loss)	$166.0	$12.8	$8.5	$(27.0)	$160.3

NET INCOME (LOSS) PER SHARE — DILUTED	$2.26	$0.17	$0.12	$(0.37)	$2.18

6(Gains), losses and other expenses, net include the following:

	For the Year Ended December 31, 2006
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(66.0)	$24.8	$(41.2)
Net change in unrealized losses on open futures contracts	20.8	(7.7)	13.1
Foreign currency exchange gain	(0.9)	0.3	(0.6)
Other items, net	(0.5)	0.2	(0.3)

(Gains), losses and other expenses, net	$(46.6)	$17.6	$(29.0)

7Income tax items include the following:

For the Year Ended
December 31, 2006
Revaluation of deferred tax asset valuation allowances	$(3.8)
Reversal of valuation allowance on deferred tax assets, offset by other related charges	(8.9)
Release of income tax reserves related to prior years, net (excluding interest)	(14.3)

Income tax items	$(27.0)

Free Cash Flow

	For the	For the
	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
Net cash provided by operating activities	$238.1	$199.7
Purchase of property, plant and equipment	(68.4)	(73.8)

Free cash flow	$169.7	$125.9

	For the	For the
	Three Months Ended	Three Months Ended
	December 31, 2007	December 31, 2006
Net cash provided by operating activities	$127.6	$115.0
Purchase of property, plant and equipment	(23.9)	(24.0)

Free cash flow	$103.7	$91.0

Operational Working Capital

		December 31,		December 31,
		2007		2006
	December 31,	Trailing	December 31,	Trailing
	2007	12 Mo. Avg.	2006	12 Mo. Avg.
Accounts and Notes Receivable, Net	$492.5		$502.6
Allowance for Doubtful Accounts	17.1		16.7

Accounts and Notes Receivable, Gross	509.6	$580.5	519.3	$565.9

Inventories	325.7		305.5
Excess of Current Cost Over Last-in, First-out	70.4		56.9

Inventories as Adjusted	396.1	445.5	362.4	397.4

Accounts Payable	(289.8)	(340.8)	(278.6)	(336.6)

Operating Working Capital (a)	615.9	685.2	603.1	626.7

Net Sales, Trailing Twelve Months (b)	3,749.7	3,749.7	3,715.4	3,715.4

Operational Working Capital Ratio (a/b).	16.4%	18.3%	16.2%	16.9%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.